EXHIBIT 99.1

Arbutus Names New Members to its Board of Directors

WARMINSTER, Pa., Oct. 22, 2018 (GLOBE NEWSWIRE) -- Arbutus Biopharma Corporation (Nasdaq: ABUS), an industry-leading Hepatitis B Virus (HBV) therapeutic solutions company, today announced that James Meyers and Myrtle Potter have been appointed to the Arbutus Board of Directors, effective October 18, 2018, replacing Herbert Conrad and Dr. William Symonds. Dr. Symonds will remain with Arbutus as Chairman of its Clinical Advisory Board.

“We are very pleased to welcome Mr. Meyers and Ms. Potter to the Arbutus Board”, said Dr. Mark Murray, President and CEO of Arbutus. Dr. Murray added, “Both possess world-class expertise in the pharmaceutical industry and will further strengthen and add to the experience of our current Board to drive our focus on delivering a cure for chronic HBV”.

Mr. Meyers has served as a Senior Advisor to Gilead Sciences since his retirement from Gilead in February 2018. In his 22 years at Gilead, Mr. Meyers was one of a relatively small group of executives who were instrumental in transitioning the company from an innovative start-up to one of the most successful biopharmaceutical organizations in the world. Prior to his advisory role, Mr. Meyers served as Gilead’s Executive Vice President of Worldwide Commercial Operations, responsible for all commercial activities including pricing and market access. Mr. Meyers also led some of the most important and successful product launches in the history of the biopharmaceutical industry, most notably in the therapeutic areas of HCV and HIV. Prior to Gilead, Mr. Meyers served in roles of increasing responsibility at both Zeneca Pharmaceuticals and Astra U.S.A. He received his Bachelor’s degree in Economics from Boston College.

Ms. Potter served as CEO of Myrtle Potter & Company, a global biopharmaceutical advisory firm for thirteen years. In July 2018, Ms. Potter was appointed Vant Operating Chair for Roivant Pharma. Previously, Ms. Potter served as President and Chief Operating Officer of Genentech during a pivotal period of the company’s growth. Under her leadership, Genentech achieved record sales and earnings growth each year and launched seven breakthrough products. Prior to Genentech, Ms. Potter served as President of Bristol-Myers Squibb’s U.S. Cardiovascular and Metabolic business. Before joining Bristol-Meyers Squibb, Ms. Potter served in roles of increasing responsibility at Merck and Procter & Gamble.  Ms. Potter is a graduate of the University of Chicago and serves on its Board of Trustees. She also serves on the Boards of Rite Aid and Liberty Mutual Insurance Group, and previously served on the Boards of Amazon, Express Scripts, and Medco Health Solutions.

Mr. Herbert Conrad and Dr. William Symonds resigned from the Arbutus Board of Directors on October 18, 2018.  Mr. Conrad and Dr. Symonds were appointed to the Arbutus Board of Directors as part of the company's formative merger with OnCore Biopharma in 2015. Dr. Symonds will assume the role of the Chairman of the Company’s Clinical Advisory Board, which will provide key opinion leader (KOL) guidance to the company as it strives to develop a curative therapeutic regimen for patients with HBV.

“On behalf of Arbutus and its Board, I would like to sincerely thank Bill and Herb for their dedicated service as Directors of the company,” said Dr. Murray. “They have been important and valued stewards of the interests of the company and its shareholders during a formative period for Arbutus.”

About Arbutus
Arbutus Biopharma Corporation is a publicly-traded (Nasdaq: ABUS) biopharmaceutical company dedicated to discovering, developing, and commercializing a cure for patients suffering from chronic Hepatitis B infection. Arbutus is developing multiple drug candidates, each of which have the potential to improve upon the standard of care and contribute to a curative combination regimen. For more information, visit www.arbutusbio.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and forward looking information within the meaning of Canadian securities laws (collectively, “forward-looking statements”). Forward-looking statements in this press release include statements about the Company’s development of a cure for chronic HBV.

With respect to the forward-looking statements contained in this press release, Arbutus has made numerous assumptions regarding, among other things: the continued demand for Arbutus’ assets and the stability of economic and market conditions. While Arbutus considers these assumptions to be reasonable, these assumptions are inherently subject to significant business, economic, competitive, market and social uncertainties and contingencies.

Additionally, there are known and unknown risk factors which could cause Arbutus' actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements contained herein. Known risk factors include, among others: Arbutus may not receive the necessary regulatory approvals for the clinical development of Arbutus' products; economic and market conditions may worsen; and market shifts may require a change in strategic focus.

A more complete discussion of the risks and uncertainties facing Arbutus appears in Arbutus' Annual Report on Form 10-K and Arbutus' continuous disclosure filings, which are available at www.sedar.com and at www.sec.gov. All forward-looking statements herein are qualified in their entirety by this cautionary statement, and Arbutus disclaims any obligation to revise or update any such forward-looking statements or to publicly announce the result of any revisions to any of the forward-looking statements contained herein to reflect future results, events or developments, except as required by law.

Contact Information

Investors

Mark Murray
President and CEO
Phone: 604-419-3200
Email: ir@arbutusbio.com

Pam Murphy
Investor Relations Consultant
Phone: 604-419-3200
Email: ir@arbutusbio.com